                                                                    Exhibit 99.2

[LOGO OMITTED]

                                                                   PRESS RELEASE




         Neoware Appoints Keith Schneck Executive Vice President and CFO


         KING OF PRUSSIA, Pa., April 29, 2003 -- Neoware Systems, Inc. (Nasdaq:
NWRE), the leading supplier of award-winning software, services, and managed thin client appliances, today announced that it has appointed Keith Schneck as Executive Vice President and Chief Financial Officer.

         Mr. Schneck joins Neoware with over 25 years of senior financial and executive management expertise in high growth technology companies and public accounting. Mr. Schneck has held positions as President and Chief Financial Officer for AM Communications and as Chief Operating Officer and Chief Financial Officer of Integrated Circuit Systems. He most recently served as Chief Financial Officer of T-Networks, a venture capital-funded start up company that provides next generation fiber optical components and sub-systems to the telecommunications market. Mr. Schneck is a CPA with over 10 years of public accounting experience with KPMG. During his career, Mr. Schneck has been responsible for a variety of financial and general management functions, including investor relations, finance, operations, acquisitions and integration of acquired operations. In his position as Executive Vice President and Chief Financial Officer for Neoware, Mr. Schneck will be responsible for corporate development, investor relations, financial reporting and financial operations for Neoware.

         "As Neoware continues to grow, it's critical that we attract the best possible talent to our team, as we believe that our success is the direct result of the dedication and efforts of our people," commented Michael Kantrowitz, Neoware's Chairman and CEO. "Keith brings us significant operational experience in acquisitions and the integration of businesses, as well as in finance, and we look forward to his contributions to the Company."

         Vince Dolan, Neoware's current Vice President of Finance, will continue in his existing role as Vice President of Finance for approximately six months to assist in the transition, after which he intends to leave the Company to pursue consulting opportunities.

         "The Board and I have enjoyed working with Vince and appreciate his professionalism and dedication. His contributions to the Company through a period of rapid growth were considerable, and we wish him the best in his future endeavors.

         "I am very excited to join Neoware, and believe that I can add significant value to the Company," commented Keith Schneck, Neoware's new Executive Vice President and Chief Financial Officer. "With a leadership position in a strong and growing market, superior products and significant financial resources, I believe that Neoware is poised to build on its strong record of success."

About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a proven Internet-based computing architecture targeted at business customers, that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.

         Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front, maintenance, and administrative costs than proprietary or PC-based alternatives.

         More information about Neoware can be found on the Web at www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

                                      # # #


         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: our CFO's contributions to our company; the strong and growing market for Appliance Computing; Neoware's future success; our position as the leading supplier of software, products, services and solutions for the Appliance Computing market; the benefits of our business model; and our competitive advantage. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers' acceptance of our Appliance Computing products, including acceptance by IBM and NCD customers, NCD's creditworthiness as a distributor of our products in Europe, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2002 and Form 10-Q for the quarter ended December 31, 2002.

Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

CONTACT:


Michael Kantrowitz, Chairman and CEO
Neoware Systems, Inc.
610-277-8300
invest@neoware.com